UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 27, 2016

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)
(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03.
Material Modification to Rights of Security Holders.
On May 27, 2016, Swisher Hygiene Inc. (the “Company”) filed its Certificate of Dissolution with the Secretary of State of the State of Delaware pursuant to the Plan of Complete Liquidation and Dissolution (the “Plan”) adopted by its board of directors on August 11, 2015 and approved by its stockholders on October 15, 2015. The effective time of the Certificate of Dissolution is 6:00 pm EDT on May 27, 2016 (the “Effective Time”). At the Effective Time, the Company’s transfer books will be closed, and after the Effective Time, the Company we will not record any further transfers of its common stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and the Company will not issue any new stock certificates, other than replacement certificates. Also, at the Effective Time, the Company’s common stock will cease trading on OTCQB. For additional information regarding the Company’s dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 3, 2015. Copies of the Certificate of Dissolution and the Plan are attached hereto as Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Certificate of Dissolution
4.2	Plan of Complete Liquidation and Dissolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: May 27, 2016	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary